Exhibit 99.1

RumbleOn Reports Third Quarter 2023 Financial Results
Paid Down $47 Million of Term Debt
Reiterates 2023 Outlook

IRVING, Texas – November 7, 2023 – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the largest powersports retailer in North America, today announced operational and financial results for the three months ended September 30, 2023. RumbleOn management is hosting an earnings call to discuss the Company’s results today, November 7, 2023, at 7:00 am CT (8:00 am ET).

Third Quarter 2023 Financial and Operational Highlights
•Total Unit Sales of 17,573, comprised of 10,851 New Units and 6,722 Used Units, resulting in New:Used ratio of 1.6x, a slight decrease from the prior quarter
•Total Company Revenue of $338.1 million, down 11.7% sequentially, driven by normal seasonal trends.
•Total Company Gross Profit of $91.9 million; Total Company Gross Profit Margin of 27.2% decreased 60 bps sequentially
•Net Loss from Continuing Operations of $16.5 million with Loss per Share from Continuing Operations of $0.99
•Adjusted Net Loss of $11.9 million with Adjusted Diluted Loss per Share of $0.71
•Adjusted EBITDA of $13.2 million, impacted by lower used unit sales and GPU, partially offset by the positive impact from SG&A reductions
•Announced $100 million Rights Offering
•Reached agreement with primary creditor for revised leverage covenants
•Used net proceeds from sale leaseback of Real Estate portfolio to repay $47 million of debt

Management Commentary
Mike Kennedy, RumbleOn's Chief Executive Officer, stated, “I am thrilled to join RumbleOn at such an exciting time in the transformation journey. I look forward to bringing my extensive industry experience to guide the company in its next chapter. During the quarter, the team made significant progress towards strengthening our balance sheet and cutting costs, positioning the company for future growth and success."
Mr. Kennedy continued, “Looking ahead, the entire leadership team and the Board are laser focused on driving growth and profitability as well as a disciplined capital allocation plan to effectively deliver value for our shareholders.”

Third Quarter 2023 — Summary Financial Results
Reconciliation of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

Unless otherwise noted, all comparisons in the narrative are on a sequential basis for the three months ended September 30, 2023, as compared to the three months ended June 30, 2023. The following table provides operating highlights related to continuing operations.

	(Unaudited)
$ in millions except per share amounts	Three Months Ended			Change
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Sequential	Year-over-Year
Total Unit Sales (#)	17,573	20,277	18,393	(13.3)%	(4.5)%

Total Revenue	$338.1	$382.7	$380.7	(11.7)%	(11.2)%
Gross Profit	$91.9	$106.4	$114.4	(13.6)%	(19.7)%
Gross Profit Margin	27.2%	27.8%	30.0%	(60) bps	(280) bps

Income (loss) from continuing operations	$(16.5)	$(12.8)	$3.7	28.9%	nm
Diluted Earnings (Loss) per Share from Continuing Operations	$(0.99)	$(0.78)	$0.23	26.9%	nm

Adjusted EBITDA	$13.2	$23.6	$26.1	(44.2)%	(49.4)%
Adjusted Net Income (Loss)	$(11.9)	$0.3	$5.3	nm	nm
Adjusted Diluted Earnings (Loss) per Share	$(0.71)	$0.02	$0.33	nm	nm

nm = not meaningful

Total Unit Sales 17,573 units decreased 13.3%, driven by typical seasonality in the powersports business.

Total Revenue of $338.1 million decreased 11.7%.
Total Gross Profit of $91.9 million decreased 13.6% and Gross Profit Margin was 27.2%, down from 27.8%. Sequential decrease in gross profit margin was in line with our prior expectations.
Operating Expenses were $92.2 million, or 27.3% of revenue, compared to $105.6 million, or 27.6% of revenue. Total stock-based compensation was $3.1 million compared to $4.9 million in the prior quarter.
Loss from Continuing Operations was $16.5 million, or 4.9% of revenue, compared to $12.8 million, or 3.4% of revenue. Loss per diluted share was $0.99 compared to $0.78.
Adjusted Net Income (Loss) was $(11.9) million, or (3.5)% of revenue, compared to $0.3 million or 0.1% of revenue. Adjusted net income (loss) per diluted share was $(0.71) compared to $0.02.

Adjusted EBITDA was $13.2 million, compared to $23.6 million. The 44.2% sequential decrease in Adjusted EBITDA was driven by the impact of lower unit sales as expected due to the seasonality in the Powersports segment partially offset by the effects of recently implemented cost reductions.
Cash and Restricted Cash as of September 30, 2023 was approximately $59.5 million, and total debt was $369.9 million.
Total Available Liquidity, defined as unrestricted cash plus availability under floor plan credit facilities for inventory on hand at September 30, 2023, totaled approximately $73.6 million.
Cash Flow used in Operating Activities was $19.3 million for the nine months ended September 30, 2023.

Weighted Average Basic and Diluted Shares of Class A and Class B common stock outstanding were 16,665,709 and 16,452,254 for the three months and nine months ended September 30, 2023, respectively. As of September 30, 2023, RumbleOn had 16,735,391 total shares of Class B common stock and 50,000 shares of Class A common stock outstanding.

Full Year 2023/2024 — Financial Outlook
RumbleOn is reaffirming its outlook for the full year 2023 and full year 2024:
The full year 2023 Outlook is as follows:
•Total Powersports and Transportation Revenue of $1.38 billion to $1.48 billion.
•Powersports GPU of approximately $5,300 to $5,400.
•Adjusted EBITDA of $55 million to $65 million.

Third Quarter 2023 — Segment Results
Unless otherwise noted, all comparisons are on a sequential basis for the three months ended September 30, 2023, as compared to the three months ended June 30, 2023.

Powersports Segment

	(Unaudited)
$ in millions except per unit	Three Months Ended			Change
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Sequential	Year-over-Year
Unit Sales (#)
New	10,851	13,126	9,973	(17.3)%	8.8%
Used	6,722	7,151	8,420	(6.0)%	(20.2)%
Total Powersports Unit Sales	17,573	20,277	18,393	(13.3)%	(4.5)%

Revenue
New	$159.6	$185.6	$165.4	(14.0)%	(3.5)%
Used	75.6	84.1	106.5	(10.1)%	(29.0)%
Finance & Insurance, net	29.3	33.2	31.6	(11.7)%	(7.3)%
Parts, Services, and Accessories	59.7	65.4	62.2	(8.7)%	(4.0)%
Total Powersports Revenue	$324.2	$368.3	$365.7	(12.0)%	(11.3)%

Gross Profit
New	$22.1	$28.6	$32.1	(22.7)%	(31.2)%
Used	10.3	10.9	18.0	(5.5)%	(42.8)%
Finance & Insurance, net	29.3	33.2	31.6	(11.7)%	(7.3)%
Parts, Services, and Accessories	27.0	30.4	29.1	(11.2)%	(7.2)%
Total Powersports Gross Profit	$88.7	$103.1	$110.8	(14.0)%	(19.9)%
Powersports GPU[1]	$5,380	$5,349	$6,343	0.6%	(15.2)%
1 Calculated as total powersports gross profit divided by new and used retail powersports units sold.

Used Powersports Units, which includes used retail and wholesale Powersports Units, decreased (6.0)% sequentially, primarily due to expected seasonality.
Used Powersports Revenue decreased (10.1)% sequentially due to anticipated seasonality.
Used Powersports Gross Profit decreased (5.5)% sequentially due primarily to the expected decrease in units, partially offset by a small increase in Used GPU.
New Powersports Revenue decreased (14.0)% sequentially, as the result of a (17.3)% reduction in unit sales, driven by normal reduction in consumer demand from Q2 to Q3.
New Powersports Gross Profit decreased (22.7)% sequentially due primarily to the decrease in new unit sales and changes in mix.
Powersports GPU was $5,380, increased 0.6% sequentially.1

Vehicle Logistics Segment

	(Unaudited)
$ in millions	Three-Months Ended			Change
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Sequential	Year-over-Year
Vehicles Transported (#)	22,930	20,990	23,105	9.2%	(0.8)%
Vehicle Logistics Revenue	$14.0	$14.4	$15.0	(2.8)%	(6.7)%
Vehicle Logistics Gross Profit	$3.3	$3.4	$3.5	(2.9)%	(5.7)%

Revenue from the Vehicle Logistics Segment decreased 2.8% sequentially, despite a 9.2% increase in the number of vehicles transported, due to a decrease in revenue per vehicle transported to $609 in the third quarter.

Gross profit for this segment was down sequentially, driven by lower revenue per vehicle transported.

Conference Call Details
RumbleOn's management will host a conference call to discuss its operational and financial results on November 7, 2023 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). A live and archived webcast can be accessed from RumbleOn's Investor Relations website. To access the conference call telephonically, callers may dial 1-877-407-9751 (or 1-201-689-8453 for callers outside of the United States) and enter conference ID 13742467.

About RumbleOn
RumbleOn is the largest powersports retailer in North America, offering a wide selection of new and used motorcycles, all-terrain vehicles, utility terrain vehicles, personal watercraft, and other powersports products, including parts, apparel, accessories, and aftermarket products from a wide range of manufacturers. As of September 2023, we operate over 55 retail locations, each equipped with full service departments, as well as 5 regional fulfillment centers. Our retail locations are run by our highly-trained and knowledgeable team and are primarily located in the Sun Belt of the United States. To learn more please visit us online at https://www.rumbleon.com/.

Cautionary Note on Forward-Looking Statements
This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted net income (loss) margin are non-GAAP financial measures and should not be considered as alternatives to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) adjusted to add back interest expense, depreciation and amortization, changes in derivative liability, non-cash stock-based compensation costs, transaction costs, litigation expenses, and other non-recurring costs, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Adjusted net income (loss) is defined as net income (loss) adjusted to add back transaction costs, purchase accounting adjustments and other non-recurring costs which include items not indicative of our ongoing operating performance.

With respect to our 2023 adjusted EBITDA target, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the complexity of the reconciling items that we exclude from this non-GAAP measure.

Investor Relations Contact:
Will Newell
investors@rumbleon.com

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 (Unaudited)
(Dollars in thousands; except per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$41,406	$46,762
Restricted cash	18,046	10,000
Accounts receivable, net	33,679	28,040
Inventory	358,654	323,473
Prepaid expense and other current assets	5,654	7,422
Assets held for sale	21,555	33,662
Current assets of discontinued operations	—	11,377
Total current assets	478,994	460,736
Property and equipment, net	78,608	76,078
Right-of-use assets	167,236	161,822
Goodwill	23,897	21,142
Intangible assets, net	240,457	247,413
Deferred tax assets	68,251	58,115
Assets of discontinued operations	35	23
Other assets	1,574	1,881
Total assets	$1,059,052	$1,027,210
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$81,830	$79,439
Vehicle floor plan note payable	287,135	220,176
Current portion of long-term debt and line of credit	14,893	3,645
Current liabilities of discontinued operations	513	8,434
Total current liabilities	384,371	311,694
Long-term liabilities:
Senior secured debt	271,671	317,494
Convertible debt, net	34,196	31,890
Line of credit and notes payable	49,174	25,000
Operating lease liabilities	135,726	126,695
Other long-term liabilities	8,783	8,422
Total long-term liabilities	499,550	509,501
Total liabilities	883,921	821,195
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class B Common Stock, $0.001 par value, 100,000,000 shares authorized, 16,735,391 and 16,184,264 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	17	16
Additional paid-in capital	602,026	585,937
Accumulated deficit	(422,593)	(375,619)
Treasury stock, at cost	(4,319)	(4,319)
Total stockholders’ equity	175,131	206,015
Total liabilities and stockholders’ equity	$1,059,052	$1,027,210

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Powersports vehicles	$235,132	$271,877	$738,136	$806,382
Parts, service and accessories	59,727	62,216	184,205	182,268
Finance and insurance, net	29,288	31,569	89,658	95,830
Vehicle logistics	13,964	15,002	43,227	42,870
Total revenue	338,111	380,664	1,055,226	1,127,350
Cost of revenue:
Powersports	202,788	221,631	634,091	647,891
Parts, service and accessories	32,754	33,074	99,542	96,473
Vehicle logistics	10,624	11,516	32,946	33,732
Total cost of revenue	246,166	266,221	766,579	778,096

Gross profit	91,945	114,443	288,647	349,254

Selling, general and administrative	84,957	93,822	271,557	264,428
Depreciation and amortization	7,275	6,554	17,271	16,872
Operating income	(287)	14,067	(181)	67,954
Other income (expense):
Interest expense	(19,828)	(12,209)	(55,756)	(35,622)
Other income	75	26	208	230
PPP Loan forgiveness	—	2,509	—	2,509
Change in derivative liability	—	—	—	39
Total other expense	(19,753)	(9,674)	(55,548)	(32,844)
Income (loss) from continuing operations before income taxes	(20,040)	4,393	(55,729)	35,110
Income taxes provision (benefit) from continuing operations	(3,556)	678	(9,706)	8,166
Income (loss) from continuing operations, net	(16,484)	3,715	(46,023)	26,944

Income (loss) from operations of discontinued operations	—	(858)	(1,100)	(1,151)
Income tax provision (benefit) from discontinued operations	—	(182)	(149)	(420)
Income (loss) from discontinued operations, net	—	(676)	(951)	(731)
Net income (loss)	$(16,484)	$3,039	$(46,974)	$26,213

Weighted average number of common shares outstanding - basic	16,665,709	16,020,296	16,452,254	15,859,134
Earnings (loss) per share - basic from continuing operations	$(0.99)	$0.23	$(2.80)	$1.70
Earnings (loss) per share - basic from discontinued operations	$—	$(0.04)	$(0.06)	$(0.05)
Weighted average number of common shares outstanding - fully diluted	16,665,709	16,067,395	16,452,254	15,922,484
Earnings (loss) per share - diluted from continuing operations	$(0.99)	$0.23	$(2.80)	$1.69
Earnings (loss) per share - diluted from discontinued operations	$—	$(0.04)	$(0.06)	$(0.05)

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(46,974)	$26,213
Loss from discontinued operations	(951)	(731)
Net income (loss) from continuing operations	$(46,023)	$26,944
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	17,271	16,872
Amortization of debt discount and issuance costs	7,324	3,936
Stock-based compensation expense	10,898	7,237
Forgiveness of PPP loan	—	(2,509)
Gain from change in value of derivatives	—	(39)
Deferred taxes	(10,136)	3,946
Originations of loan receivables, net of principal payments received	5,006	(23,676)
Valuation allowance charge for loan receivable assets held for sale	5,971	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,639)	1,239
Inventory	(29,983)	(93,133)
Prepaid expenses and other current assets	1,779	(494)
Other assets	177	(3,766)
Other liabilities	1,461	(2,813)
Accounts payable and accrued liabilities	3,729	(2,131)
Floor plan trade note borrowings	18,840	38,746
Net cash provided by (used in) operating activities of continuing operations	(19,325)	(29,641)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	(3,300)	(65,976)
Purchase of property and equipment	(7,803)	(4,334)
Technology development	(1,758)	(6,188)
Net cash used in investing activities of continuing operations	(12,861)	(76,498)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from new secured debt	—	84,500
Proceeds from sale leaseback transaction	49,718	—
Proceeds from ROF credit facility for the purchase of consumer finance loans	—	22,925
Repayment of debt and line of credit	(59,048)	(34,082)
Repayment of notes payable	—	(2,116)
Net borrowings from non-trade floor financing plans	45,993	34,067
Debt issuance costs	(1,787)	—
Net cash provided by financing activities of continuing operations	34,876	105,294
CASH FLOWS FROM DISCONTINUED OPERATIONS
Net cash provided by operating activities	3,438	11,372
Net cash used in financing activities	(5,254)	(13,286)
Net cash used in discontinued operations	(1,816)	(1,914)
NET INCREASE (DECREASE) IN CASH	874	(2,759)
Cash and restricted cash at beginning of period, including discontinued operations	58,578	51,974
Cash and restricted cash at end of period, including discontinued operations	$59,452	$49,215

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(16,484)	$3,039	$(46,974)	$26,213
Income (loss) from discontinued operations, net	—	(676)	(951)	(731)
Income (loss) from continuing operations, net	$(16,484)	$3,715	$(46,023)	$26,944
Add back:
Interest expense	19,828	12,209	55,756	35,622
Depreciation and amortization	7,275	6,554	17,271	16,872
Income tax provision (benefit)	(3,556)	678	(9,706)	8,165
EBITDA	7,063	23,156	17,298	87,603
Adjustments:
Change in derivative liability	—	—	—	(39)
Charges related to proxy contest and Board of Directors reorganization	324	—	5,053	—
Lease expense associated with favorable related party leases in excess of contractual lease payments	271	177	813	706
Litigation settlement expenses	9	—	88	—
Loss associated with RumbleOn Finance loan receivables	600	—	5,971	—
Other non-recurring costs	64	2,588	952	6,514
Personnel restructuring costs	1,768	—	6,493	—
Purchase accounting related	—	—	—	63
PPP Loan forgiveness	—	(2,509)	—	(2,509)
Transaction costs	—	100	34	1,503
Stock based compensation	3,077	2,605	10,898	7,237
Adjusted EBITDA	$13,176	$26,117	$47,600	$101,078

For the three and nine months ended September 30, 2023 and 2022, adjustments to Adjusted EBITDA are primarily comprised of:
•Income associated with the change in value of derivative liability as reported on the Condensed Consolidated Statement of Operations,
•Charges related to the shareholder proposals for the annual meeting of shareholders and reorganization of our Board of Directors, which includes the reimbursement of advisor fees incurred by shareholders in connection with the proxy contest of $2.5 million,
•Lease expense associated with favorable related party leases in excess of contractual lease payments,
•Charges associated with litigation outside of our ongoing operations,
•Impairment associated with the reduction of the RumbleOn Finance loan receivables portfolio down to its fair value in preparation of its sale, which is anticipated to occur in the fourth quarter of 2023,
•Other non-recurring costs, which include one-time expenses incurred. For the three and nine months ended September 30, 2023, the balance was comprised of integration costs and professional fees associated with acquisitions, and a death benefit to the estate of the Company's former Chief Financial Officer and director. For the three and nine months ended September 30, 2022, the balance was primarily related to various integration costs and professional fees associated with the Freedom Powersports and RideNow acquisitions, technology implementation, and establishment of the RumbleOn Finance secured loan facility.
•Personnel restructuring costs, comprised of severance and charges associated with the separation of former executives, including the Company's former President and Chief Operating Officer, and Chief Financial Officer,
•Purchase accounting adjustments, which represent one-time charges related to acquisitions,
•Non-cash stock-based compensation expense, and
•Transaction costs associated with acquisitions, which primarily include professional fees and third-party costs.

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and
Earnings (Loss) per share to Adjusted Earnings (Loss) per share
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(16,484)	$3,039	$(46,974)	$26,213
Income (loss) from discontinued operations, net	—	(676)	(951)	(731)
Income (loss) from continuing operations, net	$(16,484)	$3,715	$(46,023)	$26,944
Adjustments:
Charges related to proxy contest and Board of Directors reorganization	324	—	5,053	—
Lease expense associated with favorable related party leases in excess of contractual lease payments	271	177	813	706
Litigation settlement expenses	9	—	88	—
Loss associated with sale of RumbleOn Finance loan receivables	600	—	5,971	—
Other non-recurring costs	1,252	2,625	2,140	6,796
PPP Loan forgiveness	—	(2,509)	—	(2,509)
Purchase accounting related	2,572	2,456	8,560	6,359
Personnel restructuring costs	580	—	5,305	—
Transaction costs	—	100	34	1,503
Income tax expense	(993)	(1,311)	(4,754)	(4,269)
Adjusted Net Income (Loss)	$(11,869)	$5,253	$(22,813)	$35,530

Weighted average number of common shares outstanding - basic	16,665,709	16,020,296	16,452,254	15,859,134
Earnings (loss) per share - basic from continuing operations	$(0.99)	$0.23	$(2.80)	$1.70
Adjusted earnings (loss) per share - basic	$(0.71)	$0.33	$(1.39)	$2.24

Weighted average number of common shares outstanding - diluted	16,665,709	16,067,395	16,452,254	15,922,484
Earnings (loss) per share - diluted from continuing operations	$(0.99)	$0.23	$(2.80)	$1.69
Adjusted earnings (loss) per share - diluted	$(0.71)	$0.33	$(1.39)	$2.23
For the three and nine months ended September 30, 2023 and 2022, adjustments to net income (loss) are primarily comprised of:
•Charges related to the shareholder proposals for the annual meeting of shareholders and reorganization of our Board of Directors, which includes the reimbursement of advisor fees incurred by shareholders in connection with the proxy contest of $2.5 million in the nine months ended September 30, 2023,
•Lease expense associated with favorable related party leases in excess of contractual lease payments,

•Charges associated with litigation outside of our ongoing operations,
•Impairment associated with the reduction of the RumbleOn Finance loan receivables portfolio down to its fair value in preparation of its sale, which is anticipated to occur in the fourth quarter of 2023,
•Other non-recurring costs, which include one-time expenses incurred. For the three and nine months ended September 30, 2023, the balance was comprised of integration costs and professional fees associated with acquisitions, and a death benefit to the estate of the Company's former Chief Financial Officer and director. For the three and nine months ended September 30, 2022, the balance was primarily related to various integration costs and professional fees associated with the Freedom Powersports and RideNow acquisitions, technology implementation, and establishment of the RumbleOn Finance secured loan facility,
•Purchase accounting adjustments, which represent one-time charges related to acquisitions,
•Personnel restructuring costs, comprised of severance and charges associated with the separation of former executives, including the Company's former President and Chief Operating Officer, and Chief Financial Officer,
•Transaction costs associated with acquisitions, which primarily include professional fees and third-party costs, and
•Income tax expense as reported on the Consolidated Statements of Operations.